                                  EXHIBIT 11


                           GRAPHIC INDUSTRIES, INC.
                  COMPUTATION OF NET INCOME PER COMMON SHARE

                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                       OCTOBER 31,           OCTOBER 31,
                                 ---------------------- ---------------------

                                    1994        1993       1994       1993
                                 ----------  ---------- ---------- ----------

Net income                       $2,088,928  $1,610,716 $6,064,029 $4,389,181

Add interest on 7% convertible
 subordinated debentures(2)         218,263     200,075    654,791    600,225
                                 ----------  ---------- ---------- ----------

    TOTAL                        $2,307,191  $1,810,791 $6,718,820 $4,989,406
                                 ==========  ========== ========== ==========
Shares (1)
 Primary
   Weighted average shares
    outstanding                  10,593,678  10,018,640 10,539,069 10,018,640
  Fully Diluted
   Add common shares
    applicable to assumed
    conversion of 7%
    convertible sub-
    ordinated debentures          1,279,200   1,279,200  1,279,200  1,279,200
                                 ----------  ---------- ---------- ----------
   Weighted average shares
    outstanding, as adjusted     11,872,878  11,297,840 11,818,269 11,297,840
                                 ==========  ========== ========== ==========
Primary earnings per share          $.20        $.16       $.58       $.44
                                    ====        ====       ====       ====

Fully diluted earnings per share    $.19        $.16(3)    $.57       $.44(3)
                                    ====        ====       ====       ====

(1) No significant dilutive common stock equivalents were outstanding in any year.
(2)  Net of income tax effect.
(3) Fully diluted earnings per share, as computed, were not dilutive and, therefore, equal primary earnings per share.